EXHIBIT 5.01

                 [LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP]


                                                June 12, 2000


Amplidyne, Inc.
59 LaGrange Street
Raritan, NJ  08869

Ladies and Gentlemen:


         We have acted as counsel for Amplidyne, Inc., a Delaware corporation ("Company"), in connection with a Registration Statement on Form S-3 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 2,139,759 Shares (the "Shares") of the Company's common stock, par value $.0001 per share, which are being sold by certain selling securityholders.

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the warrant agreements and other agreements and documents between the Company and certain selling securityholders, corporate proceedings of the Company relating to the issuance of the Common Stock and such other instruments and documents as we have deemed relevant under the circumstances.


         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostat copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been, or upon payment therefor will be, duly authorized, validly issued and are, or will be, fully paid and nonassessable.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Berlack, Israels & Liberman LLP
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                                         BERLACK, ISRAELS & LIBERMAN LLP